Exhibit 4.1

EXECUTION VERSION

CARDTRONICS, INC.

5.125% Senior Notes due 2022

INDENTURE

Dated as of July 28, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

i

Section 11.8	Governing Law	99
Section 11.9	Force Majeure	99
Section 11.10	No Personal Liability of Directors, Officers, Employees and Stockholders	99
Section 11.11	Successors	99
Section 11.12	Multiple Originals; Counterparts	100
Section 11.13	Severability	100
Section 11.14	Table of Contents; Headings	100
Section 11.15	No Adverse Interpretation of Other Agreements	100
Section 11.16	Acts of Holders	100

EXHIBITS

Exhibit A	Form of Security

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Notation of Security Guarantee

Exhibit E	Form of Supplemental Indenture to be Delivered by Future Guarantors

v

THIS INDENTURE, dated as of July 28, 2014, is among CARDTRONICS, INC., a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 5.125% Senior Notes due 2022 issued on the date hereof (the “Initial Securities”), the Holders of any Additional Securities (as defined herein) issued hereafter and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company’s Exchange Securities (as hereinafter defined):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

“2018 Notes” means the Company’s 8.250% Senior Subordinated Notes due 2018.

“Additional Interest” means, with respect to any Securities, the additional interest thereon, if any, required by the Registration Rights Agreement applicable to such Securities.

“Additional Securities” means any Securities (other than the Initial Securities or the Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and provided further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Security at any time, the greater of (1) 1.0% of the principal amount of such Security and (2) the excess of (A) the present value at such time of (i) the Redemption Price of such Security at August 1, 2017 pursuant to Section 3.7(c) hereof) plus (ii) all remaining required interest payments due on such Security through August 1, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of Section 4.11 hereof and/or Section 5.1 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by Section 4.4 hereof and any Permitted Investments;

(8) any sale or disposition of any property or equipment that has become damaged, worn out, or obsolete;

(9) the licensing or sublicensing of intellectual property or other general intangibles;

(10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11) the creation of a Lien not prohibited by this Indenture.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Owners,” “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date shall be deemed not to be a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, any corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars, or in the case of a Foreign Subsidiary, such local currencies held by it in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by Standard & Poor’s and in each case maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or any member state of the European Union in which the Company or any Subsidiary operates or anticipates operating within the next 12 months, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s and having maturities of not more than six months from the date of acquisition;

(7) in the case of any Restricted Subsidiary located in a country that is outside the United States and the European Union (in which the Company or its Restricted Subsidiary is operating or anticipates operating within the next 12 months), any substantially similar investment to the kinds described in clauses (1) through (6) of this definition obtained in the ordinary course of business and rated the lower of (i) at least P-1 by Moody’s or A-1 by Standard & Poor’s or the equivalent thereof and (ii) the highest ranking obtainable in the applicable jurisdiction; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (3), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Solely for the purpose of determining the amount available for Restricted Payments under Section 4.4 hereof, notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses and non-cash items of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company.

“Consolidated Net Assets” of any Person means, as of any date, the amount which in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less current liabilities.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof;

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.4 hereof, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction has been waived; provided that the Net Income of such Restricted Subsidiary, to the extent so excluded from the Consolidated Net Income of the specified Person, will be restored and included in such Consolidated Net Income by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person by such Restricted Subsidiary in respect of such period;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) the amortization or write off of fees and expenses incurred in connection with the acquisition or integration of a Permitted Business or assets used in a Permitted Business will be excluded;

(6) any net after tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any net after tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(7) extraordinary gains or losses will be excluded;

(8) any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees of the Company or any of its Restricted Subsidiaries will be excluded;

(9) any unusual, nonoperating or nonrecurring gain, loss, charge or write-down of assets, including any nonrecurring charge relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with the early retirement of Indebtedness, will be excluded;

(10) unrealized losses and gains from Hedging Obligations included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(11) unrealized losses resulting from foreign currency balance sheet adjustments required by GAAP will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Convertible Notes” means the Company’s 1.00% Convertible Senior Notes due 2020.

“Corporate Trust Office of the Trustee” means the office of the Trustee in New York, New York at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 150 East 42nd Street, New York, New York 10017, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company given in accordance with Section 11.2 hereof.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 24, 2014, by and among the Company, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement, restructuring, increase, supplement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors, providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the

Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“European Union” means the European Union or any successor thereto as constituted on the date of determination.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

“Exchange Offer Registration Statement” means the registration statement of the Company relating to any offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to a Registration Rights Agreement.

“Exchange Securities” means Securities issued in an exchange offer for Initial Securities or Additional Securities in accordance with a Registration Rights Agreement.

“Exchanging Dealer” means a broker-dealer that exchanges Securities in a Registered Exchange Offer that it has acquired for its own account as a result of market making activities or other trading activities.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Securities and the related Security Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Securities and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (a) an Officer of the Company if such price is less than $20.0 million and (b) otherwise by the Board of Directors of the Company. The Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including in each case any related financing transactions (including repayment of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the average rate in effect from the beginning of the applicable period to the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(5) if any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes;

(6) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(7) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(8) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs and the expensing of any financing fees, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or on any series of Preferred Stock of any such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the payor or to the Company or a Restricted Subsidiary of the Company, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia and that has 50% or more of its consolidated assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means:

(1) each of the Subsidiaries of the Company executing this Indenture as initial Guarantors on the Issue Date; and

(2) any other Subsidiary that executes a supplement to this Indenture to Guarantee the Securities in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Security Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Security is registered.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Company that neither generated 5.0% or more of the consolidated gross revenues of the Company and its Subsidiaries for the most recently completed fiscal quarter nor held assets as of the end of such fiscal quarter that constituted 5.0% or more of all consolidated assets of the Company and its Subsidiaries.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price; and

(8) in the case of a Restricted Subsidiary of such Person, representing Preferred Stock of such Restricted Subsidiary, valued at the greater of its voluntary or involuntary maximum fixed repurchase price.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture.

The amount of any Indebtedness of a Person (other than its Disqualified Stock or Preferred Stock, which will be valued as indicated above) outstanding as of any date will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means, with respect to the Initial Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Scotia Capital (USA) Inc.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poor’s.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company that is a Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company and a Guarantor, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the first date on which Securities are issued under this Indenture.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries owns any Equity Interests.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at another place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, any severance costs and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale;

(4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

(5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof; and

(6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP;

provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in the case of any certificate required by Section 314(a)(4) of the Trust Indenture Act, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Other Permitted Debt” means:

(1) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(2) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case, other than for an obligation for borrowed money);

(3) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to other letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or in the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(4) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities;

(5) any Indebtedness which has been defeased in accordance with GAAP; and

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount so indemnified or otherwise Incurred does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto as determined by the Board of Directors of the Company.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7 hereof (or any item deemed not to be an Asset Sale pursuant to the definition thereof);

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6) Capital Stock or other securities received in satisfaction of judgments;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

(10) Investments existing on the Issue Date, including the bond hedge or capped call options purchased by the Company from one or more financial institutions to hedge the Company’s payment or delivery obligations due upon conversion of the Convertible Notes (plus any renewal or replacement of such bond hedge or capped call options);

(11) endorsements of negotiable instruments and documents in the ordinary course of business;

(12) acquisitions of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company;

(13) Investments in the Securities;

(14) Investments in a Joint Venture engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are outstanding on such date, not to exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any Joint Venture that becomes a Restricted Subsidiary of the Company after the date of such Investment, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary of the Company; and

(15) Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are outstanding on such date, not to exceed the greater of (a) $30.0 million or (b) 3.0% of the Company’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary of the Company.

“Permitted Liens” means:

(1) Liens securing Indebtedness under Credit Facilities Incurred and then outstanding pursuant to clause (1) of the definition of Permitted Debt;

(2) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be Incurred and/or securing Hedging Obligations related thereto; provided that, on the date of Incurrence of such Indebtedness, after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 3.5 to 1.0; and provided, further, that for the purposes of the calculation of the Secured Leverage Ratio under this clause (2), the aggregate amount of any unfunded commitments under such Credit Facilities shall be added to the aggregate principal amount of such Indebtedness outstanding on the date of calculation;

(3) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(6) Liens securing the Securities and the Security Guarantees;

(7) Liens existing on the Issue Date;

(8) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(10) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

(13) prejudgment liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(14) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Company or such Subsidiaries;

(15) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the date of acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(16) Liens on assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary which Indebtedness is Incurred and then outstanding pursuant to clause (9) of the definition of Permitted Debt; and

(17) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed $15.0 million in aggregate principal amount at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date (or redemption date, if applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Security Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Securities or the Security Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness Incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.

“Private Exchange” means an offer to exchange Private Exchange Securities for either Initial Securities or Additional Securities in accordance with a Registration Rights Agreement.

“Private Exchange Securities” means Exchange Securities issued in exchange for either Initial Securities or Additional Securities other than pursuant to a Registered Exchange Offer.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s, or both will not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as testified by a resolution of the Board of Directors of the Company), which agency will be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Exchange Offer” means an offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to an Exchange Offer Registration Statement as required by a Registration Rights Agreement.

“Registration Rights Agreement” means, with respect to the Initial Securities, the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Resale Restriction Termination Date” means (i) in the case of Securities initially sold in reliance on Rule 144A, the date that is one year after the later of the Issue Date (or the date of original issue of any Additional Securities) and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor Securities) or (ii) in the case of Securities initially sold in reliance on Regulation S, 40 days after the later of the Issue Date (or the date of original issue of any Additional Securities) and the date on which Securities (or any predecessor Securities) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend (including the Regulation S Global Security).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” means either a Restricted Definitive Security or a Restricted Global Security.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on the property of the Company and its Restricted Subsidiaries outstanding on such date, to:

(2) the aggregate amount of the Company’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Secured Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Securities” means securities issued under this Indenture. The Initial Securities, the Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities, the Exchange Securities and the Additional Securities.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Security Guarantee” means a Guarantee of the Securities pursuant to this Indenture.

“Senior Debt” of any Person means:

(1) all Indebtedness of such Person outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the Issue Date or Incurred thereafter;

(2) any other Indebtedness of such Person permitted to be Incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is subordinated in right of payment to the Securities or any Security Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any Restricted Subsidiary;

(2) any Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any of its Subsidiaries or other Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is Incurred in violation of this Indenture;

(5) any Indebtedness of the Company or any Guarantor that, when Incurred, was without recourse to the Company or such Guarantor;

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock; or

(7) any Indebtedness owed to any employee of the Company or any of its Subsidiaries.

“Shelf Registration Statement” means a registration statement of the Company used by a Holder in connection with its offer and sale of Securities pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on such date, to:

(2) the aggregate amount of the Company’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Total Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2017; provided, however, that if the period from the Redemption Date to August 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the Issue Date, except as provided in Section 9.3; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA’’ means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

“Unrestricted Security” means either an Unrestricted Definitive Security or an Unrestricted Global Security.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.12 hereof and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means any U.S. person as defined for purposes of Regulation S.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all of the outstanding Equity Interests (other than directors’ qualifying shares mandated by applicable law) are owned by such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or by such Person and one or more of its other Wholly-Owned Subsidiaries.

Section 1.2	Other Definitions

“Act”	Section 11.16

“Affiliate Transaction”	Section 4.8(a)

“Asset Sale Offer”	Section 4.7(c)

“Asset Sale Payment”	Section 4.7(c)

“Asset Sale Payment Date”	Section 4.7(d)

“Authenticating Agent”	Section 2.2

“Calculation Date”	Section 1.1(“Fixed Charge Coverage Ratio”)

“Change of Control Offer”	Section 4.11(a)

“Change of Control Payment”	Section 4.11(a)

“Change of Control Payment Date”	Section 4.11(a)

“covenant defeasance option”	Section 8.1(b)

“Covenant Suspension Event”	Section 4.21(a)

“Defaulted Interest”	Section 2.11

“Event of Default”	Section 6.1

“Excess Proceeds”	Section 4.7(c)

“Excess Proceeds Trigger Date”	Section 4.7(c)

“Guaranteed Obligations”	Section 10.1

“Initial Securities”	Preamble

“legal defeasance option”	Section 8.1(b)

“Paying Agent”	Section 2.3

“Payment Default”	Section 6.1(6)

“Permitted Debt”	Section 4.3(b)

“Registrar”	Section 2.3

“Reinstatement Date”	Section 4.21(b)

“Restricted Payment”	Section 4.4(a)

“Restricted Payments Basket”	Section 4.4(b)

“Suspended Covenants”	Section 4.21(a)

“Suspension Period”	Section 4.21(b)

Section 1.3	Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Securities and the Security Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor (including any Guarantor) on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4	Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unless otherwise indicated, all references to “Articles” or “Sections” are to Articles or Sections, as the case may be, of this Indenture;

(7) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8) references to any sections or rules of the Accounting Standards Codification shall be deemed to include successor sections or rules adopted by the Financial Accounting Standards Board (or any successor thereto); and

(9) “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1	Form and Dating

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The notation of Security Guarantee shall be substantially in the form of Exhibit D hereto, and shall be notated on the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b) Global Securities. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent the amount of outstanding Securities specified therein, and each Global Security shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with the instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Regulation S Global Securities. Any Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Security to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

(d) 144A Global Securities. Any Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(e) Definitive Securities. Notwithstanding any other provision of this Section 2.1, any issuance of Definitive Securities shall be at the Company’s discretion, except in the circumstances set forth in Section 2.6(a) hereof.

Section 2.2	Execution and Authentication

An Officer shall sign the Securities for the Company by manual, facsimile or electronically transmitted signature. One Officer shall sign each notation of Security Guarantee for each Guarantor by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $250,000,000 on the Issue Date, (ii) if and when issued, Additional Securities (which may be issued in either a registered or a private offering under the Securities Act) and (iii) Exchange Securities for issue only in an exchange offer pursuant to a Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in global or definitive form and whether they are to bear the Private Placement Legend. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date, subject to Section 4.3 of this Indenture.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3	Registrar and Paying Agent

The Company shall at all times maintain in the City and State of New York an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar, subject to the provisions of this Section 2.3 and Section 4.16. Any Paying Agent or Registrar may resign as such upon 30 days’ prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

If at any time there shall be Securities outstanding that are not Global Securities and there shall be no Paying Agent with an office or agency in the City and State of New York where the Securities may be presented or surrendered for payment, the Company shall forthwith designate such a Paying Agent in order that the Securities shall at all times be payable in the City and State of New York.

The Company initially appoints Wells Fargo Bank, National Association at the Corporate Trust Office of the Trustee as Registrar and Paying Agent for the Securities.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Company’s obligations under Section 7.7 to compensate and indemnify the Trustee shall extend likewise to each Agent.

Section 2.4	Paying Agent to Hold Money in Trust

By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal, premium, if any, and interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.5	Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6	Transfer and Exchange

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; or

(2) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to the expiration of the Restricted Period.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend, to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.6, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, (A) transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (B) such beneficial interests may be held only through Euroclear or Clearstream (as Indirect Participants in the Depositary). Beneficial interests in such Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.6(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.6(b)(2)(B)(i) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security prior to the expiration of the Restricted Period.

Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities or otherwise applicable under the Securities Act, the principal amount of the relevant Global Security(s) shall be adjusted pursuant to Section 2.6(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Euroclear or Clearstream (as Indirect Participants in the Depositary).

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If, in accordance with Section 2. 6(a), any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, in each case only pursuant to Section 2.6(a) and only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Company so agrees.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Company so agrees.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (2)(B), (2)(D) or (3) above at a time when an Unrestricted

Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f) (1) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of a written order in accordance with Section 2.2, the Trustee shall authenticate:

(A) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal (or via the Depositary’s book-entry system), among other things, that (I) they are not broker-dealers, (II) they are not participating in a distribution of the Exchange Securities and (III) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

(B) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.

(2) If upon consummation of a Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of the initial distribution thereof, the Company, upon written request of such Initial Purchaser, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Restricted Definitive Securities representing Private Exchange Securities in a Private Exchange for the Initial Securities held by such Initial Purchaser, in an aggregate principal amount equal to the Initial Securities so exchanged by such Initial Purchaser in the Private Exchange.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below or as otherwise agreed between the Company and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF (OR THE DATE OF ANY SUBSEQUENT REOFFERING OF THE SECURITIES) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY

PREDECESSOR OF SUCH SECURITY) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE COMPANY ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

IN THE CASE OF REGULATION S SECURITIES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF

THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. The Company, acting in its discretion, may remove the Private Placement Legend from any Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Restricted Security. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Restricted Security, an Unrestricted Security, registered to the same Holder and in an equal principal amount, and, notwithstanding any other provision of this Section 2.6, upon receipt of a written order of the Company given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than the Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Security as directed in such order.

(2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE

DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.7 and 4.11 hereof).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(5) Prior to the due presentation for registration of transfer of any Security, the Company, each Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a written order of the Company and in accordance with the other provisions of Section 2.2 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission.

(8) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a Participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Securities. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7	Replacement Securities

If any mutilated Security is surrendered to the Registrar, or the Company and the Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Security,

the Company will issue and the Trustee, upon receipt of a written order of the Company conforming to Section 2.2 hereof, will authenticate a replacement Security if the Registrar’s and the Company’s reasonable requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder, provided it is held by a protected purchaser within the meaning of the Uniform Commercial Code.

Notwithstanding any other provision of this Section, rather than authenticating and delivering a replacement Security for a mutilated, destroyed, loss or stolen Security which has been redeemed or the principal of which has matured, the Company or the Paying Agent may make payment of the amount due on such security to the Holder upon receipt of the above-described indemnity bond.

Section 2.8	Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 11.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided that Securities held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser within the meaning of the Uniform Commercial Code.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9	Temporary Securities

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Holders of Definitive Securities.

Section 2.10	Cancellation

The Company at any time may deliver Securities to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar (and no one else) shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11	Defaulted Interest

If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company, or at the Company’s request, the Trustee, shall promptly send or cause to be sent to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12	CUSIP Numbers

The Company in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or similar numbers.

ARTICLE III

REDEMPTION

Section 3.1	Notices to Trustee

If the Company elects to redeem Securities pursuant to Section 3.7 or Section 4.11(i) hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee and the Registrar provided for in this Section 3.1 at least (3) Business Days before the date of giving notice of the redemption pursuant to Section 3.3, unless the Trustee consents to a shorter period. If such redemption is to be effected pursuant to Section 3.7(a) or Section 4.11(i), then such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions therein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2	Selection of Securities to Be Redeemed

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate (or, in the case of Global Securities, the Securities represented thereby will be selected in accordance with the prescribed method of the Depositary) and in such manner as complies with applicable legal requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of any Definitive Securities or portions of Definitive Securities to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.

Section 3.3	Notice of Redemption

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Definitive Securities to be redeemed at such Holder’s registered address or, with respect to Global Securities, otherwise give such notice in accordance with the rules and procedures of the Depositary; provided, however, notices of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with the Company’s exercise of its legal defeasance option or its covenant defeasance option in accordance with Section 8.1(b) or the satisfaction and discharge of this Indenture in accordance with Section 8.1(a).

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price (if then determined and otherwise the basis for its determination);

(3) the name and address of the Paying Agent where Securities are to be surrendered;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) the CUSIP, ISIN or similar number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three (3) Business Days prior to the giving of notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph.

Section 3.4	Effect of Notice of Redemption

Once notice of redemption is sent to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable (subject to the provisions of the next succeeding sentence) on the Redemption Date and at the Redemption Price. A notice of redemption may not be conditional, except that any redemption pursuant to Section 3.7(a) hereof upon an Equity Offering may, at the Company’s discretion, be subject to completion of the related Equity Offering. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5	Deposit of Redemption Price

No later than 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities to be redeemed on that date. If the Company complies with the provisions of this Section 3.5, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6	Securities Redeemed in Part

Upon cancellation of a Security that is redeemed in part, the Company shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered; provided that each new Security shall be in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof. The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7	Optional Redemption

(a) At any time prior to August 1, 2017, the Company may redeem, upon prior notice given pursuant to Section 3.3 hereof, up to 35% of the aggregate principal amount of the Securities issued under this Indenture (including any Additional Securities) at a Redemption Price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Securities issued (including any Additional Securities) remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company or its Affiliates) and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to August 1, 2017, the Company may redeem, upon prior notice given pursuant to Section 3.3 hereof, all or part of the Securities at a Redemption Price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date.

(c) On and after August 1, 2017, at any time or from time to time, the Company may redeem, upon prior notice given pursuant to Section 3.3 hereof, all or a part of the Securities, at the Redemption Prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

(d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

(e) Except pursuant to clause (a) or (b) of this Section 3.07 or Section 4.11 hereof, the Securities will not be redeemable at the Company’s option prior to August 1, 2017. The Company is not, however, prohibited from acquiring the Securities by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

Section 3.8	Mandatory Redemption

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

ARTICLE IV

COVENANTS

Section 4.1	Payment of Securities

The Company covenants and agrees for the benefit of the Holders that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities, this Indenture and, in the case of any Additional Interest, the applicable Registration Rights Agreement. Payments of principal, premium, if any, and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.7 or 4.11 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

All references in this Indenture, the Securities or the Security Guarantees to “interest” shall be deemed to include Additional Interest unless the context otherwise requires. The Company shall give the Trustee advance written notice of the amount of any Additional Interest that may be payable with respect to the Securities. The Trustee shall not at any time be under any duty or responsibility to any holder of the Securities to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.2	Reports

(a) The Company will furnish to the Trustee and, upon request, to the Holders a copy of all of the information and reports referred to in clauses (1) and (2) below, if such information and reports are not filed electronically with the Commission, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Whether or not required by the Commission, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in clauses (1) and (2) of this Section 4.2(a) with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in clauses (1) and (2) of this Section 4.2(a) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries or if any of the Company’s Subsidiaries are not Guarantors, then the Company will include a reasonably detailed discussion of the financial condition and results of operations of such Unrestricted Subsidiary, or if more than one, of such Unrestricted Subsidiaries, taken as a whole and of such non-Guarantor Subsidiaries taken as a whole, separately in each case, in the section of the Company’s quarterly and annual financial information required by Section 4.2(a) under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and further, in the case of the non-Guarantor Subsidiaries, also include a presentation of the financial condition and results of operations of such non-Guarantor Subsidiaries on the face of the financial statements or in the footnotes thereto, separate from the financial condition and results of operations of the Company and the Guarantors.

(c) In addition, the Company agrees that, for so long as any Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, if at any time it is not required to file the reports required by Section 4.2(a) with the Commission, it will furnish to the Holders and to securities analysts and prospective investors in the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this Section 4.2 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.2) upon furnishing or filing such report or certification as contemplated by this Section 4.2 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article VI hereof if the principal, premium, if any, and interest with respect to the Securities have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.3	Incurrence of Indebtedness

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Disqualified Stock or other Indebtedness, and any Guarantor may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Disqualified Stock or other Indebtedness is Incurred or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Disqualified Stock or other Indebtedness or Preferred Stock had been Incurred or issued at the beginning of such four-quarter period.

(b) Section 4.3(a) will not prohibit the Incurrence of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Company or any Guarantor of Indebtedness under one or more Credit Facilities; provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (1) and then outstanding does not exceed the greater of (A) $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 4.7 or (B) $300.0 million plus 20% of the Consolidated Net Assets of the Company;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Initial Securities, (B) any Exchange Securities issued pursuant to the Registration Rights Agreement in exchange for the Securities and (C) the related Security Guarantees;

(4) the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings, construction loans or purchase money obligations for property acquired in the ordinary course of business, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used by the Company or any such Guarantor, in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4) and then outstanding, not to exceed the greater of (A) $75.0 million or (B) 7.5% of the Company’s Consolidated Net Assets;

(5) the Incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.3(a) or clause (2), (3), (4) or (5) of this Section 4.3(b);

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is neither the Company nor a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of (i) all Obligations with respect to the Securities, in the case of the Company, or (ii) all Guaranteed Obligations with respect to the Security Guarantee, in the case of a Guarantor;

(B) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(C) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee (A) by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor or (B) by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case that was permitted to be Incurred by another provision of this Section 4.3;

(8) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9) the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (9) and then outstanding, not to exceed the greater of (A) $50.0 million or (B) 40% of the Consolidated Net Assets of any such Foreign Subsidiaries;

(10) the Incurrence of Other Permitted Debt;

(11) Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary, or Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with a transaction subject to Section 5.1 or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or such Restricted Subsidiary of any assets (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with or into, any Person owning such assets); provided, however, that at the time any such transaction occurs, either:

(A) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving pro forma effect to such transaction and the incurrence of such Indebtedness pursuant to this clause (11); or

(B) the Fixed Charge Coverage Ratio of the Company (or its permitted successor) after giving pro forma effect to such transaction is equal to or higher than such ratio immediately prior to such transaction; or

(12) the Incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12) and then outstanding, not to exceed the greater of (A) $50.0 million or (B) 5% of the Consolidated Net Assets of the Company.

(c) For purposes of determining compliance with this Section 4.3, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) of Section 4.3(b), or is entitled to be Incurred pursuant to Section 4.3(a), the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.3. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (12) of Section 4.3(b) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of Section 4.3(b).

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4	Restricted Payments

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company, or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or any Security Guarantees (except for the 2018 Notes), except (A) a payment of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) of this Section 4.4(a) being collectively referred to as “Restricted Payments”),

(b) unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of Section 4.4(c)), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Company since August 26, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company, plus

(C) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after August 26, 2010, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after August 26, 2010, plus

(D) the amount by which Indebtedness of the Company is reduced on the Company’s most recent quarterly balance sheet upon the conversion or exchange subsequent to August 26, 2010 of any Indebtedness of the Company

convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of any other property (other than such Capital Stock) distributed by the Company upon such conversion or exchange) plus the amount of any cash received by the Company upon such conversion or exchange; provided, however, that such amount may not exceed the net proceeds received by the Company or any of its Restricted Subsidiaries from the Incurrence of such Indebtedness (excluding net proceeds from the sale or issuance of such Indebtedness to a Subsidiary of the Company or an employee ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees), plus

(E) $75.0 million.

The amount of the Restricted Payments Basket as of March 31, 2014 was approximately $183.2 million.

(c) The preceding provisions will not prohibit, so long as, in the case of clauses (7), (9) and (10) of this Section 4.4(c), no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Common Stock on a pro rata basis;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the Equity Interests (other than Disqualified Stock) of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded from clause (3)(B) of Section 4.4(b);

(4) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness subordinated to the Securities or the Security Guarantees in exchange for, or with the net cash proceeds from an Incurrence of, Permitted Refinancing Indebtedness;

(5) the purchase of Capital Stock (A) deemed to occur (i) upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof, or (ii) in lieu of payment of withholding taxes in connection with any exercise of options or warrants to acquire such Capital Stock or (B) upon exercise of bond hedge or capped call options purchased by the Company from one or more financial institutions to hedge the Company’s payment or delivery obligations due upon conversion of the Convertible Notes;

(6) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any director or employee equity subscription agreement, equity option agreement or other director or employee benefit plan entered into in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests in a calendar year does not exceed $5.0 million (with unused amounts in any calendar year after the Issue Date of up to $5.0 million being carried over to the next succeeding calendar year);

(7) payments of dividends on Disqualified Stock permitted to be issued under Section 4.3 hereof;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(9) other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements of the Company are available, the Total Leverage Ratio would not be greater than 1.75 to 1.0; and

(10) other Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be determined as of such date of declaration. Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of this Section 4.4(c)), the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.4 were computed.

Section 4.5	Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Securities or the Security Guarantees, prior or senior thereto, with the same relative priority as the Securities or the Security Guarantees, as applicable, will have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer secured by a Lien.

Section 4.6	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the Securities and the Security Guarantees;

(3) existing under, by reason of or with respect to applicable law;

(4) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of Section 4.6(a):

(A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture;

(C) arising or existing by reason of construction loans or purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations, in each case to the extent permitted under this Indenture;

(D) restricting in a customary manner the transfer of intellectual property in connection with licenses of such intellectual property in the ordinary course of business;

(E) existing under or by reason of provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements and other similar agreements, in each case to the extent permitted under this Indenture, so long as any such encumbrances or restrictions are not applicable to any Person (to its property or assets) other than such Joint Venture or a Subsidiary thereof; or

(F) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property or assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) on cash or other deposits or net worth imposed by customers or required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 4.3 hereof and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(9) in the terms of any Indebtedness of any Foreign Subsidiary or any agreement pursuant to which such Indebtedness was Incurred, if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Securities, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(10) in any other agreement governing Indebtedness of the Company or any Guarantor of the Company that is permitted to be Incurred by Section 4.3 hereof; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Section 4.7	Asset Sales

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or a Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities (as shown on the Company’s or a Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Securities or any Security Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(B) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the Asset Sale (to the extent of the cash received in that conversion); and

(C) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregated Fair Market Value, taken together with all other Designated Non-Cash consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) 10.0% of the Company’s Consolidated Net Assets as of the date or receipt of such Designated Non-Cash Consideration and (ii) $100.0 million (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 540 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 90 days after the date of such binding agreement and (y) if such purchase is not consummated, within the period set forth in the immediately preceding subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) On the 541st day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.7(b) (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.7(b) (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that ranks pari passu in right of payment with the Securities or any Security Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased using the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Securities and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase (the “Asset Sale Payment”), and will be payable in cash. The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in this Section 4.7(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, Excess Proceeds subject to such Asset Sale and still held by the Company will no longer be deemed to be Excess Proceeds.

(d) Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is sent, pursuant to the procedures required by this Indenture and described in such notice.

(e) On the Asset Sale Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to clause (c) above of this Section 4.7;

(2) deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to clause (c) above of this Section 4.7, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(f) The Paying Agent will promptly mail or wire transfer to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7, the Asset Sale Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(g) If the Asset Sale Offer Payment Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

Section 4.8	Transactions With Affiliates

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.8(a), and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

(3) Restricted Payments that are permitted by Section 4.4 hereof including, without limitation, payments included in the definition of “Permitted Investments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries;

(5) the receipt by the Company of any capital contribution from its shareholders;

(6) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified or supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries in any material respect than the original agreements or arrangements in existence on the Issue Date;

(7) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(9) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by the Board of Directors of the Company.

Section 4.9	Additional Security Guarantees

(a) If the Company or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, then that newly acquired or created Wholly-Owned Subsidiary must become a Guarantor of the Securities by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 30 days of such acquisition or creation.

(b) In addition, (1) any Immaterial Subsidiary that no longer meets the definition of an Immaterial Subsidiary, and (2) any other Restricted Subsidiary of the Company (including any Immaterial Subsidiary and any Foreign Subsidiary) that Guarantees any other Indebtedness of the Company or any Guarantor, must become a Guarantor of the Securities by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 30 days, if it is not already a Guarantor at such time.

Section 4.10	Business Activities

The Company will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.11	Change of Control

(a) If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities under Section 3.7 hereof, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to an offer (a “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). Except as provided in Section 4.11(g) below, no later than 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Securities under Section 3.7 hereof, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(c) The Paying Agent will promptly mail or wire transfer to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) If the Change of Control Payment Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(e) Prior to complying with any of the provisions of this Section 4.11, but in any event no later than the Change of Control Payment Date, the Company must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of Securities required by this Section 4.11.

(f) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(h) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(i) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 4.11(g), purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this Section 4.11(i) will be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 4.12	Designation of Restricted and Unrestricted Subsidiaries

(a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(1) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.4 hereof;

(2) the Subsidiary being so designated:

(A) except as permitted by Section 4.8 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(B) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(C) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(3) no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements and such failure continues for a period of 30 days, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company will be in default under this Indenture.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.3 hereof;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.4 hereof;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.5 hereof; and

(4) no Default or Event of Default would be in existence following such designation.

Section 4.13	Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.14	Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the City and State of New York where the Securities may be surrendered for exchange or registration of transfer and where the Securities may be presented or surrendered for payment. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders or presentations may be made at the designated Corporate Trust

Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive at the aforesaid office all such surrenders or presentations. The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City and State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such other office or agency and of any change of location thereof.

Section 4.15	Appointment to Fill a Vacancy in the Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.16	Provision as to Paying Agent

(a) If the Company shall appoint a Paying Agent other than the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.16:

(1) that it will hold all sums held by it as such Agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders and will notify the Trustee of the receipt of sums to be so held;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

(3) that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

(4) that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b) If neither the Company nor a Restricted Subsidiary is acting as Paying Agent, the Company will, by 11:00 a.m. (New York City time) on the due date of the principal of, premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c) If the Company or a Restricted Subsidiary is acting as Paying Agent, the Company will, by 11:00 a.m. (New York City time) on each due date of the principal of,

premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action.

(d) Anything in this Section 4.16 to the contrary notwithstanding, the Company or any Restricted Subsidiary acting as Paying Agent may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to any other Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.16, such sums to be delivered by such Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section 4.16 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.16 is subject to the provisions of Section 8.4 and Section 8.6.

Section 4.17	Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Article V of this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.18	Compliance Certificate

(a) The Company and the Guarantors shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 2014, a statement (which need not be an Officers’ Certificate) signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Company and the Guarantors, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the statement shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.19	Taxes

The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.20	Stay, Extension and Usury Laws

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.21	Covenant Suspension

(a) If at any time after the Issue Date (1) the rating assigned to the Securities by either Standard & Poor’s or Moody’s is an Investment Grade Rating, (2) no Default has occurred and is continuing under this Indenture and (3) the Company has delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence (the occurrence of the events described in the foregoing clauses (1), (2) and (3) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections 4.3, 4.4, 4.6, 4.7, 4.8, 4.10, 4.13 and clause (3) of Section 5.1(a) (collectively, the “Suspended Covenants”).

(b) If either Standard & Poor’s or Moody’s withdraws its ratings or downgrades the ratings assigned to the Securities below the Investment Grade Rating so that the Securities do not have an Investment Grade Rating from either Standard & Poor’s or Moody’s, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”). The period of time between any Covenant Suspension Event and the corresponding Reinstatement Date is referred to as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period.

(c) During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.12.

(d) In the event of any such reinstatement of the Suspended Covenants, (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.4 had been in effect prior to, but not during, the Suspension Period, and (2) all Indebtedness Incurred, including any Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to clause (3) of Section 4.3(b). In addition, for purposes of Section 4.8, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reinstatement Date will be deemed to have been entered into on or prior to the Issue Date and permitted by clause (6) of Section 4.8(b), and for purposes of Section 4.6, all contracts entered into during the Suspension Period prior to such Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

(e) Promptly following the occurrence of any Covenant Suspension Event or Reinstatement Date, the Company will provide written notice to the Trustee regarding such occurrence.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1	Merger, Consolidation or Sale of Assets

(a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (A) the Company is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplement to the Indenture reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction;

(4) unless the Company is the surviving Person in such transaction, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.1(a), will have by a supplement to the Indenture reasonably satisfactory to the Trustee confirmed that its Security Guarantee will apply to the obligations of the successor to the Company under the Securities and this Indenture; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) of this Section 5.1(a)) and Opinion of Counsel, in each case stating that such transaction and any such supplement to the Indenture comply with this Section 5.1(a) and that all conditions precedent provided for in this Section 5.1(a) relating to such transaction have been complied with.

(b) Clause (a)(3) of this Section 5.1 will not apply to any merger, consolidation or sale, assignment, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.2	Successor Substituted

Upon any consolidation or merger, or any sale, assignment, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.1 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and the Company, unless the Company is the surviving Person in such transaction and except in the case of a lease, will be released from any further obligations under the Securities or this Indenture.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1	Events of Default

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in payment when due (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Securities;

(3) failure by the Company or any of its Restricted Subsidiaries to consummate a purchase of the Securities when required by Section 4.7 or 4.11 hereof or failure to comply with Section 5.1 hereof;

(4) failure by the Company for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Securities outstanding to comply with Section 4.2 hereof;

(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Securities outstanding to comply with any of the other agreements in this Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default’); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(7) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, any Security Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Security Guarantee; and

(9) (A) the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) consents to the institution of a bankruptcy or an insolvency proceeding against it; or takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case in which it is a debtor;

(ii) appoints a Custodian of the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

Section 6.2	Acceleration of Maturity; Annulment

(a) If an Event of Default (other than an Event of Default described in clause (9) of Section 6.1) occurs and is continuing, the Trustee by notice in writing to the Company specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice in writing to the Company and the Trustee specifying the Event of Default, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b) If an Event of Default described in clause (9) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders.

(c) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

(d) In the event of a declaration or acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 above has occurred and is continuing, the declaration of acceleration of the Securities will be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to clause (6) of Section 6.1 above is remedied or cured by the Company or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

Section 6.3	Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4	Waiver of Past Defaults

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of, or the interest on, the Securities. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5	Control by Majority

The Holders of a majority in aggregate principal amount of the Securities then outstanding have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining in the giving of such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

Section 6.6	Limitation on Suits

Subject to Section 6.7 hereof, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Section 6.7	Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8	Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, and interest then due and owing on the Securities (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 hereof to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9	Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Section 6.10	Priorities

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VII

TRUSTEE

Section 7.1	Duties of Trustee

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b) hereof;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Section 7.2	Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or (ii) any other event of which the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or any Holder, and such notice references the Securities and this Indenture.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, except to the extent resulting from the Trustee’s own gross negligence or willful misconduct.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the losses, liabilities and expenses which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3	Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4	Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5	Notice of Defaults

If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6	Reports by Trustee to Holders

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall send to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also send all reports required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time it is sent to Holders shall be sent to the Company and filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7	Compensation and Indemnity

(a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services, which may be set forth in a separate fee agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and giving of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company, any Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company and the Guarantors are not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

(b) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

(c) The Company’s and the Guarantors’ payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(9) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8	Replacement of Trustee

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the then outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7 hereof.

(e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9	Successor Trustee by Merger

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee, subject to Section 7.10 hereof.

(b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10	Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against Company

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1	Discharge of Liability on Securities; Defeasance

(a) Subject to Section 8.1(c) hereof, when (1) either: (A) all Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid pursuant to Section 2.7 hereof and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (B) all Securities that have not theretofore been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption in accordance with Article III hereof or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, if any such Government Securities are so deposited, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption (provided that if such redemption is made as provided in Section 3.7(b) hereof, (i) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (ii) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the Redemption Date as necessary to pay the Applicable Premium as determined by such date); (2) in the case of clause (1)(B) of this Section 8.1(a), no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than this Indenture and the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities; and (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at Stated Maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture and the obligations of the Company and the Guarantors under the Securities and the Security Guarantees, on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Section 8.2 hereof, the Company may, at its option and at any time, terminate (1) all of its obligations, except as specified in Section 8.1(c) hereof, with respect to the outstanding Securities and all obligations of the Guarantors with respect to their Security

Guarantees (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (2) all of the Company’s and the Guarantors’ obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.12, Section 4.13 and Section 4.19 hereof and clause (a)(3) of Section 5.1 hereof and all obligations of the Guarantors with respect to their Security Guarantees (“covenant defeasance option”), and after giving effect to such covenant defeasance, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply with such Sections shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to Section 4.7, Section 4.11 and clause (a)(3) of Section 5.1), Section 6.1(4) and Section 6.1(5) (solely as it relates to such Sections) hereof and the operation of Section 6.1(6), Section 6.1(7) and Section 6.1(8) hereof, and the events specified in such Sections shall no longer constitute an Event of Default, but otherwise the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Security Guarantee as provided in Section 10.9(b) hereof.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b)(1) hereof, the obligations of the Company in Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.9, Section 4.14, Section 7.7 and Section 7.8 hereof and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and Section 8.5 hereof shall survive.

Section 8.2	Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular Redemption Date;

(2) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred;

(3) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

Section 8.3	Delivery and Application of Trust Money

The Trustee shall hold in trust money or non-callable Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from non-callable Government Securities in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

Section 8.4	Repayment to Company

The Trustee and each Paying Agent shall promptly turn over to the Company upon request any excess money or non-callable Government Securities held by them upon payment of all the Obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Restricted Subsidiary shall be discharged from any trust hereunder) and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that, if any Definitive Securities are then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.5	Indemnity for Non-Callable Government Securities

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited non-callable Government Securities or the principal and interest received on such non-callable Government Securities.

Section 8.6	Reinstatement

If the Trustee or any Paying Agent is unable to apply any money or non-callable Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or non-callable Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment in respect of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or non-callable Government Securities held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1	Without Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities or the Security Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights hereunder of any Holder, including the addition of any new Security Guarantee; provided, however, that any change to conform this Indenture or the Securities to any provision of the “Description of Notes” section in the offering memorandum of the Company dated July 14, 2014 relating to the initial offering of the Securities will not be deemed to materially adversely affect such legal rights;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to add any additional Guarantor or to reflect the release of any Guarantor from its Security Guarantee, in each case in accordance with this Indenture;

(7) to secure the Securities and/or the Security Guarantees;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(9) to provide for the issuance of Exchange Securities or Additional Securities in accordance with this Indenture.

Section 9.2	With Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Subject to the following sentence, any existing Default or compliance with any provision of this Indenture, the Securities or the Security Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Security or alter the provisions, or waive any payment, with respect to the redemption or repurchase of the Securities (other than any provision with respect to the minimum notice period for a redemption of the Securities described in Article III hereof or in the terms of the Securities or any provision with respect to Section 4.7 or 4.11 hereof);

(3) reduce the rate of, or change the time for payment of, interest on any Security;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Securities (except a rescission of acceleration of the Securities by the Holders of a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in money other than U.S. dollars;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Securities (other than as permitted in clause (2) above);

(7) release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or the Security Guarantees;

(9) except as otherwise permitted under Section 5.1 or Section 10.9(a), consent to the assignment or transfer by the Company or any Guarantor of any of its rights or obligations under this Indenture; or

(10) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.2

The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall send to each Holder affected thereby a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.

Section 9.3	Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture, the Securities or the Security Guarantees shall comply with the Trust Indenture Act as then in effect.

Section 9.4	Notation on or Exchange of Securities

If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.5	Trustee to Sign Amendments

The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement, the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

SECURITY GUARANTEES

Section 10.1	Security Guarantees

Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof, jointly and severally, unconditionally Guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other Obligations owing by the Company under this Indenture (including Obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantors further agree that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

The Guarantors waive presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (vi) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity, except for payment of the Securities in full.

The Guarantors, jointly and severally, further agree that their Security Guarantees herein constitute a guarantee of payment when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Guaranteed Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Security Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, upon redemption, required repurchase, acceleration or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other Guaranteed Obligations of the Company to the Holders and the Trustee.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of the Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

Section 10.2	Limitation on Liability

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent

Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3	Execution and Delivery of Security Guarantee

To evidence its Security Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Security Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture (or a supplemental indenture substantially in form of Exhibit E hereof) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee. If an Officer whose facsimile signature is on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that (i) the Company or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, (ii) any Immaterial Subsidiary no longer meets the definition of an Immaterial Subsidiary or (iii) any other Restricted Subsidiary of the Company (including any Immaterial Subsidiary or any Foreign Subsidiary) Guarantees any other Indebtedness of the Company or any Guarantor, the Company will, to the extent required, comply with the provisions of Section 4.9 hereof.

Section 10.4	Successors and Assigns

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities and the Security Guarantees.

Section 10.5	No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6	Right of Contribution

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7	No Subrogation

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 10.8	Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9	Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor

(a) A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(A) the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture and its Security Guarantee pursuant to a supplemental indenture substantially in the form of Exhibit E hereto or otherwise reasonably satisfactory to the Trustee; or

(B) such sale or other disposition or consolidation or merger complies with Section 4.7 hereof.

(b) The Security Guarantee of a Guarantor shall be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.7 hereof;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.7 hereof, and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or other disposition;

(3) if the Company properly designates a Guarantor as an Unrestricted Subsidiary under this Indenture;

(4) if the Company exercises either its legal defeasance option or its covenant defeasance option in accordance with Section 8.1(b) hereof or if it satisfies and discharges this Indenture with respect to the Securities in accordance with Section 8.1(a) hereof;

(5) upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; or

(6) solely in the case of a Security Guarantee created pursuant to clause (b)(2) of Section 4.9 hereof, upon the release or discharge of the Guarantee which resulted in the creation of such Security Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

(c) Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in clauses (1)-(6) of Section 10.9(b) has occurred, the

Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Security Guarantee and this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1	Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act (or in any other indenture qualified thereunder), the provision required by the Trust Indenture Act shall control.

Section 11.2	Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or the Guarantors:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Chief Financial Officer

Facsimile: (832) 308-4728

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Facsimile: (713) 615-5651

Attention: Gillian Hobson

if to the Trustee:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Facsimile: (214) 756-7401

The Company or the Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder of a Definitive Security shall be sent to the Holder at the Holder’s registered address as it appears in the Registrar’s books by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, and any notice or communication to the Holder of a Global Security shall be given in accordance with the Depositary’s applicable rules and procedures.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3	Communication by Holders with Other Holders

Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 11.4	Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall, if requested, furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5	Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.6	When Securities Disregarded

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.7	Legal Holidays

Notwithstanding any other provisions of this Indenture, the Securities or the Security Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday with the same force and effect as if made on such payment date, and no interest shall accrue as a result of such delayed payment. If a record date is a Legal Holiday, the record date shall not be affected.

Section 11.8	Governing Law

THIS INDENTURE, THE SECURITIES AND THE SECURITY GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.9	Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.10	No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Security Guarantees, any Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.11	Successors

All agreements of the Company and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture, the Securities and the Security Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12	Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13	Severability

In case any provision in this Indenture or in the Securities or the Security Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.14	Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.15	No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.16	Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Securities; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 11.16.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 11.16, the principal amount and serial numbers of Securities held by any Holder, and the date of holding the same, shall be proved by the register of the Securities maintained by the Registrar as provided in Section 2.3.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.5 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so itself with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means (including, without limitation, the Depositary’s ATOP) or as otherwise reasonably acceptable to the Trustee.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CARDTRONICS, INC.

By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

GUARANTORS:

CARDTRONICS USA, INC.
CARDTRONICS HOLDINGS, LLC
ATM NATIONAL, LLC

By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Signature Page to Indenture

EXHIBIT A

[FACE OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

A-1

CARDTRONICS, INC.

5.125% SENIOR NOTE DUE 2022

CUSIP NO. [14161H AH1]1

[U14148 AC1]2

ISIN NO. [US14161HAH12]3

[USU14148AC11]4

No.	Principal Amount [$ ]

CARDTRONICS, INC., a Delaware corporation, promises to pay to [            ], or registered assigns, the principal sum of [$            (            Dollars)] on August 1, 2022 [, or such other principal amount as is indicated on the attached “Schedule of Exchanges of Interests in the Global Security”]5.

Interest Payment Dates: August 1 and February 1, commencing February 1, 2015.

Record Dates: July 15 and January 15.

CARDTRONICS, INC.

By:
Name:
Title:

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.
[3]	For Securities sold in reliance on Rule 144A.
[4]	For Securities sold in reliance on Regulation S.
[5]	For Global Securities.

A-2

Certificate of Authentication:

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:             , 20

A-3

[BACK OF SECURITY]

CARDTRONICS, INC.

5.125% SENIOR NOTE DUE 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Cardtronics, Inc., a Delaware corporation (the “Company”), promises to pay interest on the outstanding principal amount of this Security at the rate of 5.125% per annum. The Company will pay interest semi-annually in arrears on August 1 and February 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), provided, that the first Interest Payment Date shall be February 1, 2015. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the July 15 or January 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent in New York, New York maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their respective registered addresses as they appear in the Registrar’s books; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and interest on all Global Securities and all other Securities, the Holders of which have provided wire transfer instructions to the Company and the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender their Securities to the Paying Agent to collect payments of principal and premium, if any.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without prior notice to any Holder, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

4. Indenture. The Company issued the Securities under an Indenture, dated as of July 28, 2014 (the “Indenture”), among the Company, the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $250,000,000 aggregate principal amount of Securities. The Company may issue Additional Securities under the Indenture, subject to Section 4.3 of the Indenture.

5. Redemption.

(a) At any time prior to August 1, 2017, the Company may redeem, upon prior notice given as provided in the Indenture, up to 35% of the aggregate principal amount of the Securities issued under the Indenture (including any Additional Securities) at a Redemption Price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of the Securities issued under the Indenture (including any Additional Securities) remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company or its Affiliates) and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to August 1, 2017, the Company may redeem, upon prior notice given as provided in the Indenture, all or part of the Securities at a Redemption Price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest, if any, to the Redemption Date.

(c) On and after August 1, 2017, at any time or from time to time, the Company may redeem, upon prior notice given as provided in the Indenture, all or a part of the Securities, at the Redemption Prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

(d) Following certain Change of Control Offers, the Company may redeem all of the Securities that remain outstanding, at the Redemption Price and subject to the terms and conditions, set forth in Section 4.11(i) of the Indenture.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law and payable in connection therewith. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture, the Security Guarantees or the Securities may be amended or supplemented with respect to certain matters specified in the Indenture.

9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared (or will become) due and payable in the manner and with the effect provided in the Indenture.

10. Defeasance. The Indenture contains provisions for defeasance of (i) the entire Indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

11. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of July 28, 2014, among the Company, the Guarantors and the other parties named on the signature pages thereof.]*

*	Delete for Exchange Security

14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and the Trustee may use CUSIP, ISIN or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Chief Financial Officer

*	Delete for Additional Securities.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name
appears on the face of this Security)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate box below:

☐   Section 4.7             ☐   Section 4.11

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, state the amount you elect to have purchased (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:

Your Signature:
(Sign exactly as your
name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Re: Cardtronics, Inc. 5.125% Senior Notes due 2022

CUSIP [14161H AH1]1 [U14148 AC1]2

ISIN [US14161HAH12]3 [USU14148AC11]4

Reference is hereby made to the Indenture, dated as of July 28, 2014 (the “Indenture”), among Cardtronics, Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[            ] (the “Transferor”) owns and proposes to transfer the Security[ies] or beneficial interest in such Security[ies] in the principal amount of $[            ] (the “Transfer”), to [            ] (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.
[3]	For Securities sold in reliance on Rule 144A.
[4]	For Securities sold in reliance on Regulation S.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in a Restricted Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable blue sky securities laws of any state of the United States.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Re: Cardtronics, Inc. 5.125% Senior Notes due 2022

CUSIP [14161H AH1]1 [U14148 AC1]2

ISIN [US14161HAH12]3 [USU14148AC11]4

Reference is hereby made to the Indenture, dated as of July 28, 2014 (the “Indenture”), among Cardtronics, Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[            ] (the “Owner”) owns and proposes to exchange the Security[ies] or beneficial interest in such Security[ies] specified herein, in the principal amount of $[            ] (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.
[3]	For Securities sold in reliance on Rule 144A.
[4]	For Securities sold in reliance on Regulation S.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF SECURITY GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor to such Guarantor under the Indenture) has, jointly and severally, with each other Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 28, 2014 (the “Indenture”) among Cardtronics, Inc. (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the full and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture) when due, whether at Stated Maturity (as defined in the Indenture), or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.11 of the Indenture, acceleration or otherwise, and all other Obligations (as defined in the Indenture) owing by the Company under the Indenture (including Obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Indenture. The obligations of the undersigned Guarantor to the Holders of Securities and to the Trustee pursuant to the Security Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each Security Guarantee is subject to release in accordance with the provisions of the Indenture.

[NAME OF GUARANTOR(s)]

By:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 20[    ], among [Name of Future Guarantor(s)] (the “New Guarantor”), a subsidiary of Cardtronics, Inc., a Delaware corporation [or its permitted successor] (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 28, 2014, relating to the 5.125% Senior Notes due 2022 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause the New Guarantor to become a Guarantor by executing and delivering to the Trustee a supplemental indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Guaranteed Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Security Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Security Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that its Security Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

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4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

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CARDTRONICS, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

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